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                                                                      EXHIBIT 16




                                July 16, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlement:


                     Digital Transmission Systems, Inc.


We have read Item 4 of Digital Transmission Systems, Inc.'s form 8-K dated July 16, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours Very truly,

/s/ Price Waterhouse LLP